EXHIBIT INDEX

(d)(4) Amendment to the Investment Management Services Agreement between Growth Trust, on behalf of Growth Trends Portfolio, and American
          Express   Financial   Corporation,   dated  Nov.  1,  1997.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(3) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated Sept. 18, 2002.